     CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of June 25, 1998 (this "AGREEMENT"), between Fix-Corp International, Inc., a Delaware corporation (the "COMPANY"), and JNC Opportunity Fund Ltd., a corporation organized under the laws of the Cayman Islands (the "PURCHASER").

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase an aggregate principal amount of $3,000,000 of the Company's 4% Convertible Debentures, due June 25, 2001 (the "DEBENTURES"), which are convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK").

     IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                    PURCHASE AND SALE OF DEBENTURES; CLOSING

     1.1  THE CLOSING.

          (a) THE CLOSING. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Debentures for an aggregate purchase price of $3,000,000. The closing of the purchase and sale of the Debentures (the "CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP (the "ESCROW AGENT"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

               (ii) Prior to the Closing the parties shall deliver to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of the Escrow Agreement, dated as of the date hereof, by and among the Company, the Purchaser and the Escrow Agent (the "ESCROW AGREEMENT"), including, the following: (i) the Company shall deliver or cause to be delivered (A) Debentures in aggregate principal amount equal to $3,000,000, registered in the name of the Purchaser, (B) the Warrant (as defined in Section 3.16), and (C) the legal opinion of Bricker & Eckler LLP substantially in the form of EXHIBIT C ("LEGAL OPINION") addressed to the Purchaser; (ii) the Purchaser shall deliver or cause to be delivered $3,000,000 in United States dollars; and (iii) each party hereto shall deliver or cause to be delivered all other executed instruments, agreements and certificates as are required to be delivered by or on their behalf at the Closing.

          1.2 FORM OF DEBENTURES. The Debentures shall be in the form of EXHIBIT A.

          1.3 CERTAIN DEFINITIONS. For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE," "CONVERSION DATE", "TRADING DAY", "BUSINESS DAY " and "PER SHARE MARKET VALUE" shall have the meanings set forth in the Debentures; and "MARKET PRICE" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchaser:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 2.1(a) attached hereto (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement, the Debentures, the Escrow Agreement, the Warrant or the Registration Rights Agreement, dated the date hereof, among the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT" and, together with this Agreement, the Debentures and the Warrant, the "TRANSACTION DOCUMENTS"), (y) have a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of the foregoing, a "MATERIAL ADVERSE EFFECT").

          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

          (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in SCHEDULE 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and Warrant hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the Disclosure Materials (as defined below) or SCHEDULE 2.1(c), no Person (as defined below) beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) ISSUANCE OF DEBENTURES AND WARRANT. The Debentures and the Warrant are duly authorized, and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusals of any kind (collectively, "LIENS"). The Company has and at all times while the Debentures and the Warrant are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrant and the Debentures and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 200% of (A) the number of shares of Common Stock as would be issuable upon conversion in full of the Debentures, assuming such conversion were effected on the Original Issue Date and (B) the number of shares of Common Stock as are issuable as payment of interest on the Debentures, and (ii) the number of shares of Common Stock as are issuable upon exercise in full of the

Warrant (the "INITIAL RESERVE"). If at any time the sum of the number of shares of Common Stock issuable (a) upon conversion in full of the then outstanding Debentures, (b) as the payment of interest on the Debentures (assuming all such interest is to be paid in Common Stock) and (c) upon exercise in full of the Warrant exceeds 85% of the Initial Reserve, the Company shall duly reserve 200% of the number of shares of Common Stock equal to such excess to fulfill such obligations. This obligation shall similarly apply to successive excesses. The shares of Common Stock issuable upon conversion of the Debentures, as payment of interest in respect thereof and upon exercise of the Warrant are sometimes referred to herein as the "UNDERLYING SHARES," and the Debentures, Warrant and Underlying Shares are, collectively, the "SECURITIES." When issued in accordance with the terms of the Debentures and the Warrant, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens.

          (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually and in the aggregate, could not have or result in a Material Adverse Effect.

          (f)  CONSENTS AND APPROVALS.  Except as specifically set forth in
SCHEDULE 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than
(i) the filing of a registration statement covering the resale of the Underlying Shares by the Purchaser (the "UNDERLYING SECURITIES REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION"), (ii) the application for the listing of the Underlying Shares on the OTC Bulletin Board (and with any other national securities exchange, market or trading facility on which the Common Stock is then listed), (iii) state blue sky laws, and (iv) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in
SCHEDULE 2.1(f), the "REQUIRED APPROVALS").

          (g) LITIGATION; PROCEEDINGS. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

          (h)  NO DEFAULT OR VIOLATION.  Neither the Company nor any Subsidiary
(i) is in default under or in violation of (or has received notice of a claim that it is in default under or that it is in violation of) any indenture, promissory note, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or
(iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in, individually or in the aggregate, a Material Adverse Effect.

          (i) PRIVATE OFFERING. Subject in part to the truth and accuracy of the Purchaser' representations set forth in Section 2.2, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt for the registration requirement of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

          (j) DISCLOSURE MATERIALS. The financial statements of the Company dated December 31, 1996, July 31, 1997 and any other financial statements delivered by the Company to the Purchaser (the "FINANCIAL STATEMENTS" and, together with the Schedules to this Agreement and other documents and information furnished by or on behalf of the Company at any time prior to the Closing, the "DISCLOSURE MATERIALS") comply in all material respects with applicable accounting requirements. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. There are no liabilities, contingent or otherwise, of the Company involving material amounts not disclosed in said Financial Statements. The Disclosure Materials do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since July 31, 1997, there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect.

          (k) INVESTMENT COMPANY. The Company is not, and is not an "Affiliate person" of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (l) CERTAIN FEES. Except for fees payable to CDC Consulting, Inc., no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, placement agent, or bank with respect to the transactions contemplated hereby. The Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless the Purchaser, its respective employees, officers, directors, agents, and partners, and its respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

          (m) SOLICITATION MATERIALS. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

          (n) FORM SB-2 ELIGIBILITY. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form SB-2 promulgated under the Securities Act.

          (o) EXCLUSIVITY. The Company shall not issue and sell Debentures to any Person other than the Purchaser.

          (p) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The Company has not in the two years preceding the date hereof received written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company has no reason to believe that it does not now or will not in the future meet any such maintenance requirements.

          (q) PATENTS AND TRADEMARKS. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary for use in connection with its business and which the failure to so have would have a Material Adverse Effect (collectively, the

"INTELLECTUAL PROPERTY RIGHTS"). To the best knowledge of the Company, there is no existing infringement on any of the Intellectual Property Rights.

          (r) DISCLOSURE. All information relating to or concerning the Company set forth in the Transaction Documents or provided to the Purchaser or its respective representatives, agents and counsel in connection with the transactions contemplated hereby is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that it has not provided to the Purchaser or any of its representatives or agents any information that constitutes or might constitute material non-public information other than information that has specifically been identified to the recipient as material non-public information in writing. The Company understands and confirms that the Purchaser shall be relying on the foregoing representation in effecting transactions in securities of the Company.

          (s) REGISTRATION RIGHTS. Except as disclosed in Schedule 6(b) to the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back registration rights, to any Person.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes the following representations and warranties to the Company.

          (a) ORGANIZATION; AUTHORITY. The Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities to be acquired hereunder by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with the terms hereof and the Escrow Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) INVESTMENT INTENT. The Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

          (c) PURCHASER STATUS. At the time the Purchaser was offered the Securities, it was, at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (d) EXPERIENCE OF PURCHASER. The Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

          (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Purchaser is able to bear the economic risk of an investment in the Securities to be acquired hereunder by the Purchaser, and, at the present time, is able to afford a complete loss of such investment.

          (f) ACCESS TO INFORMATION. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives, agents or counsel shall modify, amend or affect the Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (g) RELIANCE. The Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

          The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III

                        OTHER AGREEMENTS OF THE PARTIES

     3.1 TRANSFER RESTRICTIONS. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books and records of the Company or on the register of any transfer agent for the Securities any transfer by the Purchaser to an Affiliate (as such term is defined under Rule 405 promulgated under the Securities Act) of the Purchaser or any transfers among any such Affiliates provided the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and makes the appropriate investment representations. Each such transferee shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement.

          (b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

          NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     [FOR DEBENTURES ONLY] THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON CONVERSION SET FORTH IN SECTION 3.8 OF THE CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF JUNE 25, 1998, BETWEEN FIX-CORP INTERNATIONAL, INC. (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          Underlying Shares shall not contain any legend if conversion of Debentures, exercise of Warrant or other issuances of Underlying Shares, as the case may be, occurs at any time while an Underlying Securities Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 3.1(b).

     3.2 ACKNOWLEDGEMENT OF DILUTION. The Company acknowledges that the issuance of Underlying Shares upon (i) conversion of the Debentures and as payment of interest thereon and (ii) exercise of the Warrant may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares in accordance with the terms of the Debentures and the Warrant is unconditional and absolute regardless of the effect of any such dilution.

     3.3 FURNISHING OF INFORMATION. As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Filing Date (as defined in the Registration Rights Agreement) pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchaser may resell all of its Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Purchaser) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 USE OF DISCLOSURE MATERIALS. The Company consents to the use of the Disclosure Materials and any information provided by or on behalf of the Company pursuant to Section 3.3, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Securities other than pursuant to an effective registration statement; PROVIDED, THAT the Company shall have a reasonable opportunity to update such information.

     3.5 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and shall continue such qualification at all times during the Effectiveness Period (as defined in the Registration Rights Agreement); PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

     3.6 INTEGRATION. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue or sale of the Securities to the Purchaser.

     3.7 INCREASE IN AUTHORIZED SHARES. At such time as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting the full outstanding principal amount of Debentures (and paying any accrued but unpaid interest in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrant due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 30 Business Days from such date) prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the Company's restated certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Debentures and the Warrant) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding Debentures and as payment of all future interest thereon in shares of common Stock in accordance with the terms of this Agreement and the Debentures and (iv) such number of Underlying Shares as would then be issuable upon the exercise in full of the warrants. In connection therewith, the Board of Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (z) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

     3.8 PURCHASER OWNERSHIP OF COMMON STOCK. In no event shall the Purchaser be permitted to use its ability to convert Debentures or exercise its Warrant to the extent that such conversion or exercise would result in the Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by the Purchaser after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether Debentures are convertible (in relation to other securities owned by the Purchaser) and of which Debentures are convertible shall be in the sole discretion of the Purchaser, and the submission of Debentures for conversion shall be deemed to be the Purchaser's determination of whether such Debentures are convertible (in relation to other securities owned by the Purchaser) and of which Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or
confirm the accuracy of such determination.   Nothing contained herein shall be
deemed to restrict the right of the Purchaser to convert Debentures at such time as such conversion will not violate the provisions of this Section. The provisions of this Section may be waived by the Purchaser upon not less than 75 days prior notice to the Company, and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver).

     3.9 LISTING OF UNDERLYING SHARES. If the Common Stock hereafter is listed for trading on the Nasdaq National Market, Nasdaq SmallCap Market (or on the American Stock Exchange or New York Stock Exchange, or any other national securities market or exchange), then the Company shall (1) take all necessary steps to list the Underlying Shares thereon, including the preparation of any required additional listing application therefor covering at least the sum of two times the number of Underlying Shares as would be issuable upon a conversion in full of the then outstanding principal amount of Debentures (plus all Underlying Shares issuable as payment of interest thereon, assuming all such interest were paid in shares of Common Stock) and upon exercise in full of the then unexercised portion of the Warrant and (2) provide to the Purchaser evidence of such listing, and the Company shall thereafter maintain the listing of its Common Stock on such exchange or market as long as Underlying Shares are issuable and/or outstanding. The Company will use its commercially reasonable efforts to list the Common Stock for trading on either the Nasdaq SmallCap Market or Nasdaq National Market as soon as possible after the Closing Date.

     3.10 CONVERSION PROCEDURES. EXHIBIT E sets forth the procedures with respect to the conversion of the Debentures, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously which are not set forth in the Debentures.

     3.11 PURCHASER' RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED OR DELISTED. If at any time while the Purchaser (or any assignee thereof) owns any Securities, trading in the shares of the Common Stock is suspended on or delisted from the OTC Bulletin Board or any other principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally, or temporary suspensions pending the release of material information) for more than three (3) Trading Days, then, notwithstanding anything to the contrary contained in any Transaction Document, at the Purchaser's option exercisable by ten Business Days prior written notice to the Company, the Company shall, PROVIDED, THAT trading has not been reinstated within such period, repay the entire principal amount of then outstanding Debentures and redeem all then outstanding Underlying Shares then held by the Purchaser, at an aggregate purchase price equal to the sum of
(I) the aggregate outstanding principal amount of Debentures then held by the Purchaser divided by the Conversion Price on (a) the day prior to the date of such suspension or delisting, (b) the day of such notice or (c) the date of payment in full of the repurchase price calculated under this Section, whichever is less, and multiplied by the Market Price preceding (x) the day prior to the date of such suspension or delisting, (y) the day of such notice and (z) the date of payment in full of the repurchase price calculated under this Section, whichever is greater, (II) the aggregate of all accrued but unpaid interest and other non-principal amounts (including liquidated damages, if any) then payable in respect of all Debentures to be repaid, (III) the number of Underlying Shares then held by the Purchaser multiplied by the Market Price immediately preceding
(x) the day prior to the date of such suspension or delisting, (y) the date of the notice or (z) the date of payment in full by the Company of the repurchase price calculated under this Section, whichever is greater, and (IV) interest on the amounts set forth in I - III above accruing from the 10th Business Day after such notice until the repurchase price under this Section is paid in full at the rate of 18% per annum. If after the Original Issue Date the Common Stock shall be listed for trading or quoted on the Nasdaq SmallCap Market, Nasdaq National Market or any other national securities exchange or market, this provision shall similarly apply to any delistings or suspensions therefrom.

     3.12 USE OF PROCEEDS. The Company shall use all of the proceeds from the sale of the Securities for working capital purposes and not for the satisfaction of any portion of Company debt or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby the Company will invest such proceeds in money market funds, interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3.13 NOTICE OF BREACHES. The Company and the Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained in the Transaction Document to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

     Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Debentures a copy of any written statement in support of or relating to such claim or notice.

     3.14 CONVERSION OBLIGATIONS OF THE COMPANY. The Company shall honor conversions of the Debentures and exercises of the Warrant and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Debentures and the Warrant.

     3.15 RIGHT OF FIRST REFUSAL; SUBSEQUENT REGISTRATIONS; CERTAIN CORPORATE ACTIONS. (a) The Company shall not, directly or indirectly, without the prior written consent of the Encore Capital Management, L.L.C. ("Encore") on behalf of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity, equity-equivalent or derivative securities (a "SUBSEQUENT FINANCING") for a period of 180 days after the Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in SCHEDULE 2.1(c), and (iii) shares of Common Stock issued upon conversion of the Debentures, as payment of interest thereon, or upon exercise of the Warrant in accordance with their respective terms, unless (A) the Company delivers to Encore a written notice (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be affected, and a term sheet or similar document relating thereto shall be attached to such Subsequent Financing Notice and (B) Encore shall not have notified the Company by 5:00 p.m. (New York City Time) on the tenth (10th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to cause the Purchaser to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Encore shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; PROVIDED, that the Company shall provide Encore with a second Subsequent Financing Notice, and Encore shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

          (b) Except for Underlying Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, securities to be registered pursuant to Schedule 6(c) to the Registration Rights Agreement, and other than Company securities to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) through (iii) of this Section, the Company shall not, without the prior written consent of Encore, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the date that the Underlying Securities Registration Statement is declared effective by the Commission. Any days that the Purchaser is not permitted to sell Underlying Shares under the Underlying Securities Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

               (c) As long as there are Debentures outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of the Debentures, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of Debentures; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock other than as to the Underlying Shares; or
(iii) enter into any agreement with respect to any of the foregoing.

     3.16 THE WARRANT. Prior to the Closing, the Company shall issue and deliver to the Escrow Agent for delivery at the closing a Common Stock purchase warrant, in the form of EXHIBIT D and registered in the name of the Purchaser (the "WARRANT"), pursuant to which the Purchaser shall have the right at any time and from time to time thereafter through the third anniversary of the date of issuance thereof, to acquire 300,000 shares of Common Stock at an exercise price per share equal to $4.00.

     3.17 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Except in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire), without the prior written consent of the Purchaser.

     3.18 FORM SB-2. The Company has filed with the Commission on January 20, 1998 a registration statement on Form SB-2 (the "FORM SB-2") pursuant to the Exchange Act. The Company shall use its best efforts to amend the Form SB-2 in order to include the resale of the

Underlying Securities thereunder as soon as possible but in no event later than the 30th day after the Closing Date and shall take all commercially reasonable steps necessary to cause such Form SB-2 to be declared effective as soon as possible thereafter but in no event later than the 60th day after the Closing Date, and shall provide to the Purchaser evidence of such filing and effectiveness.

                                   ARTICLE IV

                                 MISCELLANEOUS

          4.1 FEES AND EXPENSES. The Company shall pay at the Closing (i) $7,500 to the Escrow Agent for the legal fees and disbursements incurred by the Purchaser in connection with the preparation and negotiation of the Transaction Documents and (ii) $5,000 to Encore for its due diligence expenses and disbursements in connection with the transactions contemplated hereby. Other than the amount contemplated by the immediately preceding sentence and except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures pursuant hereto. The Purchaser shall be responsible for its own respective tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

          4.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, the Debentures, the Registration Rights Agreement, Escrow Agreement and the Warrant contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

          4.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:   Fix-Corp International, Inc.
                          3637 South Green Road, Suite 201
                          Beachwood, OH 44122
                          Facsimile No.: (216) 292-6187
                          Attn:  Chief Financial Officer

     With copies to:      Bricker & Eckler LLP
                          100 South Third Street
                          Columbus, OH  43215
                          Facsimile No.: (614) 227-2390
                          Attn:  Steven Kerber

     If to the Purchaser: JNC Opportunity Fund Ltd.
                          c/o Olympia Capital (Cayman) Ltd.
                          Williams House
                          20 Reid Street
                          Hamilton HM11
                          Bermuda
                          Facsimile No.:  (441) 295-2305
                          Attn:  Director

     With copies to (for  Encore Capital Management, L.L.C.
      communications to   12007 Sunrise Valley Drive
      either Purchaser):  Suite 460
                          Reston, VA  20191
                          Facsimile No.:  (703) 476-7711
                          Attn: Managing Member

                                   -and-

                          Robinson Silverman Pearce Aronsohn &
                             Berman LLP
                          1290 Avenue of the Americas
                          New York, NY  10104
                          Facsimile No.:  (212) 541-4630
                          Attn:  Eric L. Cohen

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          4.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the

Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          4.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including any Persons to whom the Purchaser transfers Debentures or Warrant.
The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

          4.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than Encore, who is an intended beneficiary of the provisions of Sections 3.15, 4.1 and 4.3 entitled to enforce such provisions against the parties hereto, and permitted assignees under Section 4.6, is not for the benefit of, nor may any provision hereof be enforced by any other Person.

          4.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

          4.9 SURVIVAL. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and the and conversion of the Debentures and exercise of the Warrant.

          4.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          4.11 PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

          4.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          4.13 REMEDIES. Each of the parties to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States of America or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

          4.14 LIQUIDATED DAMAGES. Each of the parties to this Agreement acknowledges and agrees that the any and all liquidated damage provisions set forth in the Transaction Documents express a reasonable pre-estimate of the damages which would be incurred.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                       FIX-CORP INTERNATIONAL, INC.



                                       By: /s/ Mark Fixler
                                           ---------------------------
                                           Name: Mark Fixler
                                           Title: CEO


                                       JNC OPPORTUNITY FUND LTD.



                                       By: /s/ Thomas H. Davis
                                           ---------------------------
                                           Name: Thomas H. Davis
                                           Title: Director